LOAN AGREEMENT


                            dated as of July 10, 1998


                                      among


                        CELLULARVISION OF NEW YORK, L.P.
                                (the "Borrower"),

                            CELLULARVISION USA, INC.
                                (the "Guarantor")

                                       and


                          WINSTAR COMMUNICATIONS, INC.
                                 (the "Lender")

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.........................................................................1
         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Accounting Terms.......................................................................7

ARTICLE 2.  THE LOANS.............................................................................................8
         Section 2.01.     Loans..................................................................................8
         Section 2.02.     The Notes..............................................................................8
         Section 2.03.     Purpose................................................................................8
         Section 2.04.     Prepayments............................................................................8
         Section 2.05.     Interest and Principal.................................................................9

ARTICLE 3.  CONDITIONS PRECEDENT..................................................................................9
         Section 3.01.     Documentary Conditions Precedent.......................................................9

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.......................................................................11
         Section 4.01.     Organization, Good Standing and Due Qualification.....................................11
         Section 4.02.     Power and Authority of Borrower; No Conflicts.........................................11
         Section 4.03.     Corporate Power and Authority of Guarantor; No Conflicts..............................12
         Section 4.04.     Legally Enforceable Agreements........................................................12
         Section 4.05.     Litigation............................................................................13
         Section 4.06.     Ownership and Liens...................................................................13
         Section 4.07.     Taxes.................................................................................13
         Section 4.08.     ERISA.................................................................................13
         Section 4.09.     Subsidiaries and Affiliates...........................................................13
         Section 4.10.     Agreements............................................................................14
         Section 4.11.     Operation of Business.................................................................14
         Section 4.12.     No Default on Outstanding Judgments or Orders.........................................14
         Section 4.13.     No Defaults on Other Agreements.......................................................14
         Section 4.14.     Labor Disputes and Acts of God........................................................15
         Section 4.15.     Governmental Regulation...............................................................15
         Section 4.16.     No Forfeiture.........................................................................15

ARTICLE 5.  AFFIRMATIVE COVENANTS................................................................................15
         Section 5.01.     Maintenance of Existence..............................................................15
         Section 5.02.     Conduct of Business...................................................................15
         Section 5.03.     Maintenance of Properties.............................................................16
         Section 5.04.     Maintenance of Records................................................................16
         Section 5.05.     Maintenance of Insurance..............................................................16
         Section 5.06.     Compliance with Laws..................................................................16
         Section 5.07.     Right of Inspection...................................................................16
         Section 5.08.     Reporting Requirements................................................................16


                                        i




ARTICLE 6.  NEGATIVE COVENANTS...................................................................................18
         Section 6.01.     Debt..................................................................................18
         Section 6.02.     Guaranties............................................................................18
         Section 6.03.     Liens.................................................................................19
         Section 6.04.     Sale and Leaseback....................................................................19
         Section 6.05.     Investments...........................................................................20
         Section 6.06.     Distributions.........................................................................20
         Section 6.07.     Sale of Assets........................................................................20
         Section 6.08.     Subsidiary Capital Stock..............................................................21
         Section 6.09.     Transactions with Affiliates and Subsidiaries.........................................21
         Section 6.10.     Mergers, Etc..........................................................................21
         Section 6.11.     Acquisitions..........................................................................22
         Section 6.12.     No Activities Leading to Forfeiture...................................................22
         Section 6.13.     Restrictions..........................................................................22

ARTICLE 7.  EVENTS OF DEFAULT....................................................................................22
         Section 7.01.     Events of Default.....................................................................22
         Section 7.02.     Remedies..............................................................................24

ARTICLE 8.  GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS...........................................................25
         Section 8.01.  Guarantied Obligations...................................................................25
         Section 8.02.  Performance Under This Agreement.........................................................25
         Section 8.03.  Waivers..................................................................................26
         Section 8.04.  Releases.................................................................................27
         Section 8.05.  Marshaling...............................................................................28
         Section 8.06.  Liability................................................................................29
         Section 8.07.  Unconditional Obligation.................................................................29
         Section 8.08.  Election to Perform Obligations..........................................................29
         Section 8.09.  No Election..............................................................................29
         Section 8.10.  Severability.............................................................................30
         Section 8.11.  Other Enforcement Rights.................................................................30
         Section 8.12.  Delay or Omission; No Waiver.............................................................30
         Section 8.13.  Restoration of Rights and Remedies.......................................................30
         Section 8.14.  Cumulative Remedies......................................................................31
         Section 8.15.  Survival.................................................................................31

ARTICLE 9.  MISCELLANEOUS........................................................................................31
         Section 9.01.  Amendments and Waivers...................................................................31
         Section 9.02.  Usury....................................................................................31
         Section 9.03.  Expenses.................................................................................31
         Section 9.04.  Survival.................................................................................32
         Section 9.05.  Assignment...............................................................................32
         Section 9.06.  Notices..................................................................................32
         Section 9.07.  JURISDICTION; IMMUNITIES.................................................................33
         Section 9.08.  Subordination............................................................................34
         Section 9.09.  Table of Contents; Headings..............................................................34
         Section 9.10.  Severability.............................................................................34

                                       ii




         Section 9.11.  Counterparts.............................................................................35
         Section 9.12.  Integration..............................................................................35
         Section 9.13.  GOVERNING LAW............................................................................36


EXHIBITS
         Exhibit A         Note
         Exhibit B         Security Agreement
         Exhibit C         Opinion of Counsel to the Obligors


SCHEDULES
         Schedule I        Subsidiaries and Affiliates
         Schedule II       Loan Arrangements; Liens
         Schedule III      Existing Guaranties
         Schedule IV       Litigation

                                 LOAN AGREEMENT

     LOAN AGREEMENT dated as of July 10, 1998 among CELLULARVISION OF NEW YORK, L.P., a limited partnership organized under the laws of the State of Delaware (the "Borrower"), CELLULARVISION USA, INC., a corporation organized under the laws of the State of Delaware (the "Guarantor" and, together with the Borrower, the "Obligors") and WINSTAR COMMUNICATIONS, INC., a corporation organized under the laws of the State of Delaware (the "Lender").

     The Obligors have requested that the Lender extend credit to the Borrower and make loans to the Borrower, the repayment which will be guarantied by the Guarantor, as provided in this Agreement. The Guarantor will receive direct economic and financial benefits from the Debt incurred under this Agreement and the incurrence of such Debt is in the best interests of the Guarantor. Each Obligor acknowledges that the Lender would not provide the financing hereunder but for the obligations of such Obligor hereunder with respect hereto. Accordingly, the parties hereto agree as follows:

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Accounts" shall have the meaning assigned to such term in the Security Agreement.

     "Acquisition" means any transaction pursuant to which any Obligor (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person, (b) causes or permits any Person to be merged into the Borrower or any Subsidiary, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any Obligor, or a combination thereof, or
(c) purchases all or substantially all of the business or assets of any Person.

     "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, any Obligor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Loan Agreement, as amended, modified, extended, supplemented, restated and/or replaced from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Business Day" means for all purposes, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of a substantial part of their commercial banking business.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Equivalents" means (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;
(c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000; or (d) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (c).

     "Closing Date" shall have the meaning assigned to such term in the Purchase Agreement.

     "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as amended or supplemented from time to time and remain in effect.

     "Collateral" means all Property that is subject or is to be subject to the Lien granted to the Lender by the Security Agreement.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) liabilities under Guaranties of Debt of any other Person; (e) obligations secured by any Lien on Property of such Person; and (f) obligations of such Person as lessee under Capital Leases.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of the Loans and, to the extent permitted by law, any other amount payable by any Obligor or the Guarantor under this Agreement or any other Facility Document, or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to four percent per annum above the interest rate established pursuant to Section 2.05.

     "Distribution" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as supplemented and amended from time to time, including any rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any domestic United States corporation or trade or business which is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which any Borrower or Affiliate is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in
Section 414(m) or (o) of the Code of which any Borrower or Affiliate is a member.

     "Event of Default" has the meaning given such term in Section 7.01.

     "Facility Documents" means this Agreement, the Notes, the Security Agreement, stock powers executed by the Guarantor, UCC financing statements executed by the Borrower and the Guarantor, as debtor, and all certificates, affidavits and other documents executed by the Borrower and/or the Guarantor and relating to the transactions set forth in this Agreement, together with any amendments thereto as may from time to time be executed.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting any Obligor or any of their respective Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their respective Properties.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a consistent basis.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means, with respect to any Person, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss).

     "Investment" as applied to the Borrower, the Guarantor and Affiliates means the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loan" means an advance of funds to be made by the Lender to the Borrower pursuant to the terms of this Agreement.

     "Material Adverse Effect" means any material adverse effect on (a) the business, profits, Properties or condition of the Obligors and the Affiliates, taken as a whole, (b) the ability of any Obligor to perform its obligations under each of the Facility Documents to which it is a party, (c) the binding nature, validity or enforceability of any of the Facility Documents and (d) the validity, perfection, priority or enforceability of the Liens in favor of the Lender securing the Loans hereunder which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of any Obligor or the occurrence of any event or the existence of any fact or condition in respect of any Obligor, an Affiliate or any of their respective Properties.

     "Maturity Date" means the earliest of (i) the date on which the Purchase Agreement is terminated in accordance with its terms, (ii) the Closing Date or
(iii) January 31, 1999, as such date may be extended pursuant to Section 2.01.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any Borrower or any Subsidiary or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Notes" means the promissory Notes of the Borrower in the form of Exhibit A hereto evidencing the Loans made by the Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

     "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by any Borrower or Subsidiary or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Purchase Agreement" means the Agreement to Purchase LMDS Licenses dated July 10, 1998 by and between the Lender, the Guarantor and the Borrower.

     "Purchase Money Lien" means a Lien on any Property acquired by any Obligor or Affiliate or placed on any Property in order to finance the acquisition or construction of such Property or the construction of improvements located on such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Security Agreement in the form of Exhibit B to be delivered by the Borrower and the Guarantor under the terms of this Agreement, as amended or supplemented from time to time.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Unconditional  Guaranty"  shall have the meaning  assigned to such term in
Section 10.01(a) of this Agreement.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001 (a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of any Borrower, Subsidiary or any ERISA Affiliate under Title IV of ERISA.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                              ARTICLE 2. THE LOANS.

     Section 2.01. Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make an initial Loan to the Borrower on the Closing Date in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00). In addition, at the request of Borrower, given on five Business Days' prior written notice at any time after the Borrower has made the filings contemplated by
Section 2(a)(i) of the Purchase Agreement and the approval of the stockholders of the Guarantor referred to in Sections 3 and 13 of the Purchase Agreement has been obtained, the Lender shall make an additional Loan to the Borrower in the amount of Two Million Dollars ($2,000,000.00). If the Lender, in its sole discretion, extends the date before which the Purchase Agreement may not be terminated to June 30, 1999, the Lender shall make a further Loan to the Borrower and if the Lender, in its sole discretion, extends such date thereafter to December 31, 1999, the Lender shall make a second further Loan to the Borrower, each such Loan to be in the amount of Three Million Five Hundred Thousand Dollars ($3,500,00.00), and, in each such instance, the Maturity Date shall likewise be extended.

     Section 2.02. The Notes. Each Loan shall be evidenced by a promissory note (the "Notes") in favor of the Lender in the form of Exhibit A, dated the date on which such Loan is advanced to the Borrower, and payable on the Maturity Date, as the same may be extended pursuant to Section 2.01, duly completed and executed by the Borrower and delivered by the Borrower to the Lender.

     Section 2.03. Purpose. The Borrower shall use the proceeds of the Loans for general corporate purposes, including working capital. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04. Prepayments. The Loans may be prepaid at any time, without premium or penalty, upon one Business Day's Notice. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such prepayment.

     Section 2.05. Interest and Principal.

     (a) Interest shall accrue on the outstanding and unpaid principal amount of the Loans for the period from the date on which it is advanced to the Borrower to but excluding the Maturity Date, as the same may be extended pursuant to
Section 2.01. The Loans shall bear interest at a rate per annum equal to eighteen percent, except that they shall bear interest at the rate of seven and one-half percent per annum if the transactions contemplated by the Purchase Agreement are consummated on or before the Maturity Date, as the same may be extended pursuant to Section 2.01. If the principal amount of the Loans and any other amount payable by any Obligor hereunder, under the Notes or under any other Facility Document shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate. In no event shall the interest rate exceed the maximum amount allowed by law.

     (b) On the Maturity Date, as the same may be extended pursuant to Section 2.01, the Borrower shall pay the entire amount of the Loans together with interest accrued thereon and all other sums outstanding hereunder and under the Facility Documents. If, on or before the Maturity Date, as the same may be extended pursuant to Section 2.01, the transactions contemplated by the Purchase Agreement are consummated, payment shall be made by the offset by the Lender of amounts due it hereunder and under the Notes against amounts payable by the Lender pursuant to the Purchase Agreement.

                        ARTICLE 3. CONDITIONS PRECEDENT.

     Section 3.01. Documentary Conditions Precedent. The obligations of the Lender to make the initial Loan are subject to the condition precedent that the Lender shall have received on or before the Closing Date each of the following, in form and substance reasonably satisfactory to the Lender and its counsel:

     (a) counterparts of this Agreement executed by each of the Borrower, the Guarantor and the Lender;

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



     (b) a Note duly executed by the Borrower;

     (c) the Security Agreement duly executed by the Borrower, the Guarantor and the Lender together with (i) executed copies of the financing statements (UCC-1) in recordable form necessary for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Lender, desirable to perfect the security interests of the Lender in and to the Collateral described in the Security Agreement; (ii) stock certificates representing all of the capital stock of CellularVision Capital Corp., a New Jersey corporation which is the sole general partner of the Borrower; (iii) certificates representing all of the outstanding limited partnership interests of the Borrower; and (iv) stock powers executed in blank by the holders of the preceding items (ii) and (iii);

     (d) certificates of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor, dated the Closing Date, (i) attesting to all corporate action taken by such Borrower and the Guarantor, including resolutions of its Board of Directors authorizing the execution, delivery and performance of each of the Facility Documents to which it is a party and each other document to be delivered by the Borrower and the Guarantor pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of the Borrower and the Guarantor authorized to sign the Facility Documents to which it is a party and each other document to be delivered by the Borrower and the Guarantor under this Agreement and (iii) verifying that the agreement of limited partnership or the charter and by-laws, as appropriate, of the Borrower and the Guarantor attached thereto are true, correct and complete as of the date thereof;

     (e) a certificate of a duly authorized officer of the Borrower and the Guarantor, dated the Closing Date, stating that the representations and warranties in Article 4 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (f) good standing certificates, tax good standing certificates, and certified copies of all charter documents with respect to the Borrower and the Guarantor certified by the appropriate public official of its jurisdiction of incorporation, and evidence that the Borrower and the Guarantor each is qualified as a foreign limited partnership or corporation in every other jurisdiction in which it does business;

     (g) a favorable opinion of Willkie Farr & Gallagher, counsel to each of the Obligors, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Lender may reasonably request; and

     (h) the Borrower shall have made arrangements with its existing creditors as the Lender shall deem appropriate.

     The obligations of the Lender to make a Loan other than the initial Loan shall be subject to the condition precedent that the Lender shall have received on or before the date such Loan is to be advanced a certificate to the effect set forth in paragraph (e), above.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

     Each of the Obligors hereby represents and warrants that:

     Section 4.01. Organization, Good Standing and Due Qualification. The Borrower and the Guarantor each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign limited partnership or corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     Section 4.02. Power and Authority of Borrower; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the other Facility Documents to which it is a party have been duly authorized by all necessary partnership action and do not and will not: (a) require any consent or approval of its partners not heretofore obtained; (b) contravene its agreement of limited partnership; (c) violate any provision of, or require any filing (other than the filing of financing statements required pursuant to the terms of the Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it; (d) subject to the completion of the arrangements referred to in Section 3.01(h), result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which it is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement), upon or with respect to any of the Properties now owned or hereafter acquired by it; or (f) cause it to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 4.03. Corporate Power and Authority of Guarantor; No Conflicts. The execution, delivery and performance by the Guarantor of this Agreement and the other Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of financing statements required pursuant to the terms of the Security Agreement), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which it is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreement), upon or with respect to any of the Properties now owned or hereafter acquired by it; or (f) cause it to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 4.04. Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 4.05. Litigation. Except as listed in Schedule IV, there are no material actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened, against or affecting such Obligor or any of its Affiliates before any court, Governmental Authority or arbitrator.

     Section 4.06. Ownership and Liens. The Borrower , the Guarantor and each Affiliate has title to, or valid leasehold interests in, all of its Properties, and none of the Properties owned or leased by any of them is subject to any Lien, except as may be permitted hereunder and except for the Liens created by the Security Agreement.

     Section 4.07. Taxes. Each of the Obligors and its Affiliates has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies thereon then due and payable, including interest and penalties, if applicable.

     Section 4.08. ERISA. Each Plan and, to the best knowledge of any Obligor, Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower, the Guarantor or any Affiliate would be under an obligation to furnish a report to the Lender in accordance with Section 6.08(k) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded", which for purposes of this Section 4.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis. To the best knowledge of any Obligor, no Plan has ceased being fully funded as of the date these representations are made with respect to any Loan under this Agreement.

     Section 4.09. Subsidiaries and Affiliates. Schedule I sets forth the name of each Subsidiary of the Guarantor and each Affiliate, in each case showing the jurisdiction of its incorporation or organization and showing the percentage of each Person's ownership of the outstanding stock of such Subsidiary or Affiliate. All of the outstanding shares of capital stock of each Subsidiary, either directly or indirectly, are validly issued, fully paid and nonassessable, and all such shares or interests are owned free and clear of all Liens (other than as created under the Security Agreement). Except as set forth on Schedule I, no Obligor or Affiliate owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     Section 4.10. Agreements. Schedule II is a complete and correct list of all credit agreements, indentures, purchase agreements (except for purchase agreements of inventory in the ordinary course of business), guaranties, Capital Leases and other investments, agreements and arrangements presently in effect in excess of $50,000 (the "Loan Arrangements") providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Obligor or any of its Affiliates is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 4.11. Operation of Business. The Borrower, the Guarantor and each Affiliate possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct the business substantially as conducted and as presently proposed to be conducted, and neither the Borrower, the Guarantor nor any Affiliate is in violation of any valid rights of others with respect to any of the foregoing.

     Section 4.12. No Default on Outstanding Judgments or Orders. Each of the Obligors and its respective Affiliates has satisfied all judgments and no Obligor or Affiliate is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section 4.13. No Defaults on Other Agreements. No Obligor or Affiliate is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other restriction which could have a Material Adverse Effect. No Obligor or Affiliate is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 4.14. Labor Disputes and Acts of God. Neither the business nor the Properties of the Borrower, the Guarantor or any Affiliate are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

     Section 4.15. Governmental Regulation. Neither the Borrower, the Guarantor or any Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 4.16. No Forfeiture. Neither any Obligor nor any of its Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

                        ARTICLE 5. AFFIRMATIVE COVENANTS.

     So long as the Notes shall remain unpaid, each Obligor and its respective Affiliates shall:

     Section 5.01. Maintenance of Existence. Preserve and maintain its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation or limited partnership in each jurisdiction in which such qualification is required.

     Section 5.02. Conduct of Business. Continue to engage in the business of the same general type as conducted by it on the date of this Agreement.

     Section 5.03. Maintenance of Properties. Maintain, keep and preserve all of its Properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.04. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Borrower, each Subsidiary Guarantor or Affiliate.

     Section 5.05. Maintenance of Insurance. Maintain business insurance, liability insurance and insurance against fire and other risks with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated but no less than that required by law and satisfactory to the Lender.

     Section 5.06. Compliance with Laws. Comply in all respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property.

     Section 5.07. Right of Inspection. Annually and at any other reasonable time and from time to time, permit the Lender or any agent or representative thereof, at Borrower's reasonable cost and expense to examine and make copies and abstracts from the records and books of account of, and visit the Properties and inspect the Collateral of, such Obligor, and to discuss the affairs, finances and accounts of such Obligor with him, its officers and directors and independent accountants, as applicable.

     Section 5.08. Reporting Requirements. Furnish directly to the Lender:

     (a) promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any court or Governmental Authority affecting any Obligor or its Affiliates;

     (b) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the applicable Obligor with respect thereto;

     (c) copies of all reports and forms filed with respect to all pension or other employee benefit plans under ERISA, except as filed in the normal course of business and that would not result in an adverse action to be taken by ERISA and each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section
103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to any Borrower, Subsidiary Guarantor or an ERISA Affiliate;

     (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower, the Guarantor or Affiliate sends to its stockholders or partners, and copies of all regular, periodic and special reports, and all registration statements which the Borrower, the Guarantor or Affiliate files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange except those as prepaid in the normal course of business and that would not result in an adverse action to be taken by any such agencies;

     (e) promptly after the  commencement  thereof or promptly after any Obligor
knows  of  the  commencement  or  threat  thereof,   notice  of  any  Forfeiture
Proceeding; and

     (f) within thirty (30) days of a request by the Lender, such other information respecting the condition or operations, financial or otherwise, of any Obligor or Affiliate as the Lender may from time to time reasonably request, including but not limited to, schedules detailing operating costs, accounts receivables agings, projections and inventory summary schedules.

                         ARTICLE 6. NEGATIVE COVENANTS.

     So long as the Notes shall remain unpaid, no Obligor or any of its respective Affiliates shall directly or indirectly, without the prior written consent of the Lender;

     Section 6.01. Debt. Create, incur, assume, suffer or permit to exist any Debt, except:

     (a) Debt under this Agreement, the Notes and the other Facility Documents;

     (b) Debt outstanding on the Closing Date and set forth on Schedule II;

     (c) Debt consisting of Guaranties permitted pursuant to Section 6.02;

     (d) Debt secured by a Purchase Money Lien for the purchase of equipment after the date of this Agreement:

     (e) Debt that is unsecured and fully subordinated to Debt owed to the Lender in a manner satisfactory to the Lender in its sole discretion; and

     (f) Debt owed to the Lender.

     Section 6.02. Guaranties. Assume, guarantee, endorse or otherwise become directly or contingently responsible or liable for any Guaranty except:

     (a) the Unconditional Guaranty by the Guarantor hereunder;

     (b) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (c) existing Guaranties of Debt set forth on Schedule III, which shall not be increased or modified; and

     (d) Guaranties by the Borrower, the Guarantor or an Affiliate of an obligation of a Subsidiary of the Borrower or a Subsidiary of the Guarantor or Affiliate issuing the Guaranty, provided the obligation that is the subject of the Guaranty is not an obligation that the Borrower, the Guarantor or Affiliate is prohibited from entering into pursuant to the terms of any of the Facility Documents.

     Section 6.03. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

     (a) Liens in favor of the Lender;

     (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable;

     (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days;

     (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

     (e) Purchase Money Liens granted with respect to equipment purchased after the date of this Agreement; and

     (f) Existing Liens described on Schedule II.

     Section 6.04. Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal Property to any Person and thereafter directly or indirectly lease back the same or similar Property.

     Section 6.05. Investments. Make any Investment, except:

     (a) cash or Cash Equivalents;

     (b) Property to be used or useful in the ordinary course of business of the Borrower or the Guarantor or Affiliate; and

     (c) for customary collection arrangements for accounts receivable.

     Section 6.06. Distributions. Make any Distribution, except that:

     (a) the Borrower may make Distributions payable solely in its common stock; and

     (b) any Subsidiary may make Distributions to the Borrower.

     Section 6.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests); except:

     (a) the licenses to be sold pursuant to the Purchase Agreement;

     (b) assets used exclusively in connection with Borrower's broadcast television business;

     (c) for inventory disposed of in the ordinary course of business; and

     (d) the sale or other disposition of assets no longer used or useful in the conduct of its business.

     Section 6.08. Subsidiary Capital Stock. Issue, sell or exchange, agree or obligate itself to issue, sell or exchange, any additional shares of its capital stock, sell or otherwise dispose of any shares of capital stock of any of its Subsidiaries, or permit any such Subsidiary to issue any additional shares of its capital stock, or form or acquire any additional Subsidiaries.

     Section 6.09. Transactions with Affiliates and Subsidiaries. (a) Make any Investment in an Affiliate or a Subsidiary of any Obligor; (b) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate or a Subsidiary of the Borrower or the Guarantor; (c) merge into or consolidate with or purchase or acquire Property from any Affiliate or a Subsidiary of the Borrower or the Guarantor; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate or a Subsidiary of the Borrower or the Guarantor (including, without limitation, guaranties and assumption of obligations of any Affiliate or a Subsidiary of the Borrower or the Guarantor); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or the Guarantor and receive reasonable compensation for his or her services in such capacity and (y) the Borrower or the Guarantor may enter into transactions (other than Investments by the Borrower or the Guarantor in any Affiliate or the Subsidiary of the Borrower or the Guarantor) providing for the sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or the Guarantor as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate or a Subsidiary of the Borrower or the Guarantor, provided that the Guarantor may acquire issued and outstanding shares of VisionStar, Inc. in exchange for Debt permitted pursuant to Section 6.01(e) and any Obligor may accept capital contributions, in kind or in cash, from Affiliates.

     Section 6.10. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except as may be set forth in the Purchase Agreement.

     Section 6.11. Acquisitions. Make any Acquisition other than the acquisition of shares of VisionStar, Inc. and interests in CellularVision Technologies & Telecommunications, L.P., its general partner, as a contribution to capital, pursuant to Section 6.09.

     Section 6.12. No Activities Leading to Forfeiture. Engage in or propose to be engaged in the conduct of any business or activity which could reasonably be expected to result in a Forfeiture Proceeding.

     Section 6.13. Restrictions. Enter into or suffer to exist any agreement with any Person that prohibits, requires the consent of such Person for or limits the ability of (i) the Borrower or the Guarantor or Affiliate to pay dividends or make other distributions or pay Debt owed to any other Obligor or Affiliate, make loans or advances to any other Obligor or Affiliate or transfer any of its Property which constitutes Collateral to any other Obligor or Affiliate, (ii) any Obligor or Affiliate to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues which constitute Collateral under the Security Agreement, whether now owned or hereafter acquired, or (iii) any Obligor or Affiliate to enter into any modification or supplement of the Facility Documents.


                          ARTICLE 7. EVENTS OF DEFAULT.

     Section 7.01. Events of Default. Any of the following events shall be an "Event of Default":

     (a) the Borrower shall fail to pay the principal or interest of a Note on or before the date when due and payable;

     (b) any representation or warranty made or deemed made in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) (i) any Obligor shall fail to observe any covenant on its part to be observed in Article 6 of this Agreement and such failure shall continue for fifteen (15) consecutive days; or (ii) any Obligor (other than as specifically referred to elsewhere in this Section 7.01) fails to perform or observe any term, covenant or agreement on its part to be performed or observed in any Facility Document.

     (d) any Obligor or Affiliate shall: (i) fail to pay any indebtedness in excess of $50,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such Obligor or Affiliate, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (e) any Obligor, or Affiliate: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

     (f) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Obligor, the Individual Guarantor or Affiliate;

     (g) The Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material;

     (h) (i) CellularVision Capital Corp. shall have ceased to be the sole general partner of the Borrower; or (ii) the Guarantor shall have ceased to own all of the outstanding capital stock of CellularVision Capital Corp.;

     (i) (i) any Forfeiture Proceeding shall have been commenced; or (ii) the Lender has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced;

     (j) the Security Agreement shall at any time after its execution and delivery and for any reason cease: (i) to create a valid and perfected first priority security interest in and to the Property purported to be subject to such agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or other Person or any Obligor or other Person shall deny it has any further liability or obligation under the Security Agreement or any Obligor or other Person shall fail to perform any of its obligations thereunder; or

     (k) the Purchase Agreement shall have been terminated or either of the Borrower or the Guarantor shall be in material breach of any of its obligations under the Purchase Agreement.

     Section 7.02. Remedies. If any Event of Default shall occur and be continuing, the Lender may by notice to the Borrower declare the outstanding principal of all of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; provided that, in the case of an Event of Default referred to in
Section 7.01(e) or Section 7.01(k) above, the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor.

             ARTICLE 8. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS.

     Section 8.01. Guarantied Obligations. The Guarantor, in consideration of the execution and delivery of this Agreement by the Lender, hereby irrevocably and unconditionally guarantees to the Lender, as and for the Guarantor's own debt, until final payment has been made:

     (a) the due and punctual payment by the Borrower of the principal of, and interest on, the Notes at any time outstanding and all other amounts payable, and all other indebtedness owing, by each of the Obligors under (i) each of the Facility Documents to which it is a party and (ii) the Purchase Agreement (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, it being the intent of the Guarantor that the guaranty set forth in this Section 8.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

     (b) the punctual and faithful performance, keeping, observance, and fulfillment by any Obligor of all duties, agreements, covenants and obligations of such Obligor contained in each of the Facility Documents to which it is a party and the Purchase Agreement.

     Section 8.02. Performance Under This Agreement. In the event the Borrower fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Notes or of any other amounts payable, or any other indebtedness owing, under any of the Facility Documents or the Purchase
                                       25

Agreement or if the Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 8.01 hereof in the manner provided in the Notes or in any of the other Facility Documents or the Purchase Agreement, the Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

     Section 8.03. Waivers. To the fullest extent permitted by law, the Guarantor does hereby waive:

     (a) notice of acceptance of the Unconditional Guaranty;

     (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of the Lender to ascertain the amount of the Guarantied Obligations at any reasonable time;

     (c) notice of the amount of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of the Lender to ascertain the amount of the Guarantied Obligations at any reasonable time;

     (d) notice of adverse change in the financial condition of the Borrower, any other Guarantor or any other fact that might increase the Guarantor's risk hereunder;

     (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

     (f) notice of any Default or Event of Default;

     (g) all other notices and demands to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor hereunder or under the other Facility Documents);

     (h) the right by statute or otherwise to require the Lender to institute suit against the Borrower or to exhaust the rights and remedies of the Lender against the Borrower, the Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Lender by the Guarantor;

     (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower in respect thereof; and

     (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Guarantor made under any judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Guarantied Obligations shall have been paid in full, the Guarantor hereby agrees to completely subordinate any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any assets or Property of the Borrower. Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations by the Guarantor as provided herein and the Facility Documents and the Purchase Agreement, upon which the Lender agrees to transfer and assign its interest in the Notes to the Guarantors without recourse, representation or warranty of any kind (other than that the Lender owns the Notes and that the Notes is free of Liens created by the Lender). All of the Guarantied Obligations shall in the manner and subject to the limitations provided herein for the acceleration of the Notes forthwith become due and payable without notice.

     Section 8.04. Releases. The Guarantor consents and agrees that, without notice to or by it and without affecting or impairing the joint and several obligations of the Guarantor hereunder or under any other Facility Document, the the Lender, in the manner provided herein, by action or inaction, may:

     (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, the Notes or the other Facility Documents;

     (b) grant other indulgences to the Borrower in respect thereof;

     (c) amend or modify in any manner and at any time (or from time to time) the Notes and the other Facility Documents in accordance with Section 9.01 or otherwise;

     (d) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations whether parties hereto or any Facility Document or not; and

     (e) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of the Notes.

     Section 8.05. Marshaling. The Guarantor consents and agrees that:

     (a) the Lender shall be under no obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guarantied Obligations; and

     (b) to the extent the Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

     Section 8.06. Liability. The Guarantor agrees that its liability shall not be contingent upon the exercise or enforcement by the Lender of whatever remedies the Lender may have against the Borrower or the Guarantor or the enforcement of any Lien or realization upon any security the Lender may at any time possess.

     Section 8.07. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 8 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Guarantied Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by the Borrower, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of the Borrower.

     Section 8.08. Election to Perform Obligations. Any election by the Guarantor to pay or otherwise perform any of the obligations of the Borrower under the Notes or under any of the other Facility Documents, whether pursuant to this Article 8 or otherwise, shall not release the Borrower or the Guarantor from such obligations or any of its other obligations under the Notes or under any of the other Facility Documents.

     Section 8.09. No Election. The Lender shall have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor's obligations under this Agreement (including, without limitation, this Article 8) in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender's right to proceed in any other form of action or proceeding or against other parties unless the Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender against the Borrower under any document or instrument evidencing obligations of the Borrower to the Lender shall serve to diminish the liability of the Guarantor under this Agreement (including, without limitation, this Article 8) except to the extent that the Lender finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's right of subrogation against the Borrower.

     Section 8.10. Severability. Subject to Article 7 hereof and applicable law, each of the rights and remedies granted under this Article 8 to the Lender may be exercised by the Lender without notice by the Lender to, or the consent of or any other action by, the Lender.

     Section 8.11. Other Enforcement Rights. The Lender may proceed, as provided in Article 8 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 8) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     Section 8.12. Delay or Omission; No Waiver. No course of dealing on the part of the Lender and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 8) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to the Lender may be exercised from time to time as often as may be deemed expedient by such Person.

     Section 8.13. Restoration of Rights and Remedies. If the Lender shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, the Notes, the Security Agreement or any other Facility Document or the Purchase Agreement, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Lender, then and in every such case the Lender, the Borrower and each Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of the Lender shall continue as though no such proceeding had been instituted.

     Section 8.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 8), the Notes or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder this Agreement (including, without limitation, this Article 8), under the Notes or under any of the other Facility Documents or the Purchase Agreement.

     Section 8.15. Survival. So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantor under this Article 10 shall survive the transfer and payment of the Notes.

                            ARTICLE 9. MISCELLANEOUS.

     Section 9.01. Amendments and Waivers. No provision of this Agreement may be amended, waived or modified unless such amendment, waiver or modification is evidenced by an instrument in writing signed by the Obligors and the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender.

     Section 9.03. Expenses. Each Obligor shall reimburse the Lender on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel and costs allocated by internal legal departments) incurred by the Lender in connection with the performance or enforcement of this Agreement or the other Facility Documents or the Purchase Agreement. Each Obligor agrees to indemnify the Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement or the other Facility Documents or the Purchase Agreement or any of the transactions contemplated thereunder or any remedial or other action taken by any Obligor or the Lender in connection with compliance by any Obligor, or any of their respective Properties, with any law, including without limitation, the fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified).

     Section 9.04. Survival. The obligations of the Obligors under Section 9.03 shall survive the repayment of the Loans.

     Section 9.05. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Obligors and the Lender and their respective successors, assigns, heirs and rep resentatives, as applicable except that no Obligor may assign or transfer their rights or obligations hereunder. The Lender may assign all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans and the Notes) to any entity, in which event in the case of an assignment, upon notice thereof by the Lender to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were the Lender hereunder.

     Section 9.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Lender by telephone, confirmed by telex, telecopy or other writing, and to the Obligors by ordinary mail, return receipt requested, or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that

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



notices to the Lender shall be effective upon receipt. A copy of any notices to an Obligor relating to an Event of Default shall be delivered to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099; Attention: Bruce
R. Kraus, Esq.; provided however, that failure to provide such copy to Willkie Farr & Gallagher will not otherwise affect the validity or effectiveness of the notice delivered to an Obligor.

     Section 9.07. JURISDICTION; IMMUNITIES. (a) EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER FACILITY DOCUMENTS, AND EACH OBLIGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OBLIGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH OBLIGOR AT ITS ADDRESS SPECIFIED IN SECTION 9.06. EACH OBLIGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OBLIGOR FURTHER WAIVES ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN NEW YORK STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH OBLIGOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK. EACH OBLIGOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

     (b) Nothing in this Section 9.07 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against any Obligor or their respective Properties in the courts of any other jurisdictions.

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



     (c) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, each Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Facility Documents.

     Section 9.08. Subordination. Each Obligor hereby agrees that any Debt or other intercompany receivable or advance of any other Obligor, directly or indirectly, in favor of such Obligor of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Notes and all other obligations owing by such Obligor or any other Obligor under each of the Facility Documents to which it is a party, and that no payment on any such Debt or intercompany receivables or advances shall be made except intercompany receivables and advances permitted pursuant to the terms of this Agreement may be repaid in the ordinary course of business so long as no Default or Event of Default shall have occurred and be continuing. In the event that any payment on any such Debt or intercompany receivable or advance shall be received by such Obligor other than as permitted by this Section 9.08 before payment in full of the Notes and all other obligations owing by such Obligor or any other Obligor under each of the Facility Documents to which it is a party, such Obligor shall receive such payment and hold the same in trust for, and shall immediately pay over to, the Lender all such sums to the extent necessary so that the Lender shall have paid all obligations owed or which may become owing to it under the Notes or any other Facility Document.

     Section 9.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 9.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation laws) otherwise would render the full amount of any Obligor's obligations hereunder and under the other Facility Documents invalid or unenforceable, such Obligor's obligations hereunder and under the other Facility Documents shall be limited to the maximum amount which does not result in such invalidity of the foregoing.

     Section 9.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 9.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     [The balance of this page is intentionally blank]

     Section 9.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  CELLULARVISION OF NEW YORK, L.P.
                                  By: CELLULARVISION CAPITAL CORP.,
                                        General Partner


                                   By:_________________________________________
                                   Name:   Shant Hovnanian
                                   Title:  Chairman & Chief Executive Officer


                                  CELLULARVISION USA, INC.


                                  By:__________________________________________
                                  Name:   Shant Hovnanian
                                  Title:  Chairman & Chief Executive Officer

                              Address for Notices (for Borrower and Guarantor):
                              140 58th Street -- Lot 7E
                              Brooklyn, New York 11220
                              Telephone:  718-489-1227
                              FAX: 718-489-1235


                                  WINSTAR COMMUNICATIONS, INC.


                                  By:__________________________________________
                                  Name:      Timothy R. Graham
                                  Title:     Executive Vice President

                              Address for Notices:
                              230 Park Avenue, Suite 3126
                              New York, New York 10169
                              Telephone: 212-584-4000
                              FAX:       212-922-1637

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